Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PERMIAN BASIN ACQUISITION

SIGNIFICANTLY EXPANDING FOOTPRINT IN TIER 1 MIDLAND BASIN

DENVER, CO August 8, 2016 - SM Energy Company (NYSE: SM) today announced that it has entered into a definitive purchase agreement to acquire 24,783 net acres in Howard County, West Texas, expanding the Company’s Midland Basin footprint to approximately 46,750 net acres. The acquired acreage position is largely contiguous and includes approximately 4,900 Boe per day net production (with two new wells coming on-line August 2016) and 6 MMBoe of proved developed producing reserves. The purchase price is $980 million and the seller is Rock Oil Holdings LLC.

President and Chief Executive Officer Jay Ottoson comments: “We are demonstrated leaders in operational performance in the Midland Basin, and we have been looking for some time to expand our asset base, in the right location under the right terms. This is a negotiated transaction for assets in Howard County, a region of the Midland Basin that is emerging as a top tier area for well performance.

“Our operational expertise in the region can be immediately applied to the acquisition assets. We expect that the implementation of pad drilling, reservoir modeling, zipper frac’s, and leading edge completion technologies will add value from the start.  We anticipate running one rig in the area in the fourth quarter of 2016 and two rigs throughout 2017. As a result, we are increasing our estimate of total capital spend for 2016 by approximately $15-20 million.

“Continued portfolio management, concentrating capital allocation to highest return programs and operating at peer leading performance levels will allow us to generate higher company-wide margins, cash flow growth and value creation for our shareholders going forward.”

The transaction is expected to close on October 4, 2016, with an effective date of September 1, 2016 and will be subject to customary purchase price adjustments. The closing of the transaction is subject to the satisfaction of customary closing conditions, and there can be no assurance that the transaction will close on the expected closing date or at all.

As provided above, average production represents the July 2016 average, on a 3-stream basis, and proved developed producing reserves are estimated by SM Energy and have not been verified by a third party.

Jefferies served as lead financial advisor to Rock Oil LLC.  Petrie Partners also acted as a financial advisor to Rock Oil.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, expectations regarding the benefits and expected timing of acquisitions. General risk factors include the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy’s 2015 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS

INVESTORS - Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

MEDIA - Patty Errico, perrico@sm-energy.com, 303-830-5052